Exhibit 99.1

FIRST SAVINGS FINANCIAL GROUP, INC. REPORTS FINANCIAL RESULTS FOR THE FISCAL YEAR ENDED SEPTEMBER 30, 2021

Jeffersonville, Indiana — October 28, 2021. First Savings Financial Group, Inc. (NASDAQ: FSFG - news) (the "Company"), the holding company for First Savings Bank (the "Bank"), today reported net income of $29.6 million, or $4.12 per diluted share, for the year ended September 30, 2021 compared to net income of $33.4 million, or $4.68 per diluted share, for the year ended September 30, 2020.

Commenting on the Company’s performance, Larry W. Myers, President and CEO, stated: “We are very pleased in delivering another fiscal year of outstanding performance to our shareholders. In addition to achieving the second highest year of recorded net income and substantially growing the balance sheet, excluding forgiveness of PPP loans, we believe that we have positioned the Company for continued growth and profitability. We are encouraged by the strong performance of the core banking and SBA lending segments, plus perceive opportunity for enhanced growth and profitability of the mortgage banking segment in fiscal 2022. I’m optimistic that each of these business lines will continue to thrive and deliver exceptional value to our shareholders.”

Results of Operations for the Fiscal Years Ended September 30, 2021 and 2020

Net interest income increased $10.0 million, or 21.2%, to $57.2 million for the year ended September 30, 2021 as compared to 2020. The increase in net interest income was due to a $7.6 million increase in interest income and a $2.5 million decrease in interest expense. Interest income increased due to an increase in the average balance of interest-earning assets of $230.2 million, from $1.36 billion for 2020 to $1.59 billion for 2021, partially offset by a decrease in the weighted-average tax-equivalent yield, from 4.33% for 2020 to 4.18% for 2021. The decrease in the weighted-average tax-equivalent yield for 2021 was due primarily to declining market interest rates for loans and investment securities. This decline was partially offset by an increase in the yield on PPP loans from 2.29% for 2020 to 3.97% for 2021, which was due to accelerated recognition of deferred PPP loan fees related to forgiveness payoffs during the year ended September 30, 2021 as compared to 2020. Interest expense decreased due to a decrease in the average cost of interest-bearing liabilities, from 0.96% for 2020 to 0.64% for 2021, partially offset by an increase in the average balance of interest-bearing liabilities of $162.9 million, from $1.10 billion for 2020 to $1.27 billion for 2021. The decrease in the average cost of interest-bearing liabilities for 2021 was due primarily to decreasing market interest rates on deposits and Federal Home Loan Bank (“FHLB”) borrowings.

The Company recognized a credit for loan losses of $1.8 million for the year ended September 30, 2021 compared to a provision of $8.0 million for 2020. The credit for loan losses for the year ended September 30, 2021 was primarily the result of decreases in certain segments of the loan portfolio as well as reductions of certain qualitative risk factors within the allowance for loan losses calculation related to the COVID-19 pandemic. Nonperforming loans, which consist of nonaccrual loans and loans over 90 days past due and still accruing interest, increased $1.9 million, from $13.6 million at September 30, 2020 to $15.5 million at September 30, 2021. The Company recognized net charge-offs of $958,000 for the year ended September 30, 2021, of which $894,000 was related to unguaranteed portions of SBA loans, compared to net charge-offs of $975,000, of which $679,000 was related to unguaranteed portions of SBA loans, for the year ended September 30, 2020.

Noninterest income decreased $12.9 million for the year ended September 30, 2021 as compared to 2020, due primarily to a decrease in mortgage banking income of $16.2 million, which was partially offset by a $3.1 million increase in net gain on sales of SBA loans. The decrease in mortgage banking income was due to decreased loan originations and sales by the mortgage banking segment, as well as margin compression in the residential mortgage loan secondary market. The increase in net gain on sales of SBA loans was due primarily to increases in production and sales volume from the SBA lending segment, as well as higher premiums in the secondary market. Additional details regarding the financial performance of the mortgage banking and SBA lending segments are included in the “Segmented Statements of Income Information” table at the end of this release.

Noninterest expense increased $13.6 million for the year ended September 30, 2021 as compared to 2020. The increase was due primarily to an increase in compensation and benefits of $10.0 million and an increase in professional fees of $2.0 million. The increase in compensation and benefits expense is attributable to the addition of new employees primarily to support the growth of the Company’s mortgage banking, core banking and SBA lending activities, routine salary and benefits adjustments, and increased incentive compensation as a result of the Company’s performance.

The Company recognized income tax expense of $10.0 million for the year ended September 30, 2021 compared to income tax expense of $12.7 million for 2020. The decrease is primarily the result of lower pretax income in 2021. The effective tax rate for 2021 was 25.0% compared to 27.1% for 2020. The lower effective tax rate for 2021 was due to lower nondeductible executive compensation expense in 2021 as compared to 2020.

Results of Operations for the Three Months Ended September 30, 2021 and 2020

The Company reported net income of $4.8 million, or $0.67 per diluted share, for the three months ended September 30, 2021 compared to net income of $15.1 million, or $2.13 per diluted share, for the three months ended September 30, 2020.

Net interest income increased $996,000, or 7.4%, to $14.4 million for the three months ended September 30, 2021 as compared to the same period in 2020. The increase in net interest income was due to a $478,000 increase in interest income and a $518,000 decrease in interest expense. Interest income increased due to an increase in the weighted-average tax-equivalent yield, from 3.98% for 2020 to 4.26% for 2021, partially offset by a decrease in the average balance of interest-earning assets of $62.5 million, from $1.62 billion for 2020 to $1.56 billion for 2021. The increase in the weighted-average tax-equivalent yield for 2021 is due primarily to an increase in the yield on PPP loans from 2.26% for 2020 to 5.78% for 2021. The increase in the yield on PPP loans was due to accelerated recognition of deferred PPP loan fees related to forgiveness payoffs during the quarter ended September 30, 2021. Interest expense decreased due to a decrease in the average cost of interest-bearing liabilities, from 0.70% for 2020 to 0.60% for 2021, and a decrease in the average balance of interest-bearing liabilities of $107.1 million, from $1.33 billion for 2020 to $1.22 billion for 2021. The decrease in the average cost of interest-bearing liabilities for 2021 was due primarily to decreasing market interest rates on deposits and FHLB borrowings.

The Company recognized a provision for loan losses of $8,000 for the three months ended September 30, 2021 compared to a provision of $2.8 million for the same period in 2020. The Company recognized net charge-offs of $349,000 for the three months ended September 30, 2021, of which $328,000 was related to unguaranteed portions of SBA loans, compared to net charge-offs of $385,000 for the same period in 2020, of which $326,000 was related to unguaranteed portions of SBA loans.

Noninterest income decreased $40.5 million for the three months ended September 30, 2021 as compared to the same period in 2020. The decrease was due primarily to a decrease in mortgage banking income of $39.9 million. The decrease in mortgage banking income was due to decreased loan originations and sales by the mortgage banking segment, as well as margin compression in the residential mortgage loan secondary market.

Noninterest expense decreased $19.3 million for the three months ended September 30, 2021 as compared to the same period in 2020. The decrease was due primarily to decreases in compensation and benefits, other operating expense and advertising expense of $15.0 million, $2.0 million and $1.4 million, respectively. The decrease in compensation and benefits expense is due primarily to a reduction in incentive compensation for the Company’s mortgage banking segment as a result of decreased mortgage banking income. The decreases in other operating expense and advertising expense were primarily due to the reduced volume from the mortgage banking segment.

The Company recognized income tax expense of $958,000 for the three months ended September 30, 2021 compared to $7.3 million for the same period in 2020. The decrease was primarily the result of lower pretax income in 2021. The effective tax rate for 2021 was 16.5% as compared to 31.2% for 2020. The lower effective tax rate for 2021 was due to lower nondeductible executive compensation expense in 2021 as compared to 2020.

Comparison of Financial Condition at September 30, 2021 and September 30, 2020

Total assets decreased $44.1 million, from $1.76 billion at September 30, 2020 to $1.72 billion at September 30, 2021. Residential mortgage loans held for sale decreased by $95.6 million due to loan sales outpacing originations during the year and single tenant net lease loans held for sale increased by $23.0 million due to a transfer from held-for-investment to held-for-sale during the year. Net loans decreased $14.1 million during the year ended September 30, 2021, due primarily to a $123.9 million decrease in PPP loans, partially offset by growth in the single tenant net lease commercial real estate and residential mortgage loans. Excluding the decrease in PPP loans and transfers of single tenant net lease loans to held-for-sale, net loans increased $132.8 million, or 12.2%. Residential mortgage loan servicing rights increased $27.9 million, or 128.6%, to $49.6 million at September 30, 2021 as the Company continues to increase its loan servicing portfolio.

Total liabilities decreased $66.9 million due primarily to decreases of $174.8 million and $60.9 million in PPPLF and FHLB borrowings, respectively, partially offset by a $179.5 million increase in total deposits.

Common stockholders’ equity increased $23.1 million, from $157.3 million at September 30, 2020 to $180.4 million at September 30, 2021, due primarily to retained net income of $27.0 million, partially offset by decreases in net unrealized gains on available for sale securities included in accumulated other comprehensive income of $2.3 million and additional paid in capital of $1.8 million, which was due to the acquisition of the minority interests in Q2 Business Capital, LLC on December 31, 2020. At September 30, 2021 and September 30, 2020, the Bank was considered “well-capitalized” under applicable regulatory capital guidelines.

First Savings Bank is an entrepreneurial community bank headquartered in Jeffersonville, Indiana, which is directly across the river from Louisville, Kentucky, and operates fifteen depository branches within Southern Indiana. The Bank also has three national lending programs, including single-tenant net lease commercial real estate, SBA lending and residential mortgage banking, with offices located throughout the United States. The Bank is a recognized leader, both in its local communities and nationally for its lending programs. The employees of First Savings Bank strive daily to achieve the organization’s vision, We Expect To Be The BEST community BANK, which fuels our success. The Company’s common shares trade on The NASDAQ Stock Market under the symbol “FSFG.”

This release may contain forward-looking statements within the meaning of the federal securities laws. These statements are not historical facts; rather, they are statements based on the Company's current expectations regarding its business strategies and their intended results and its future performance. Forward-looking statements are preceded by terms such as "expects," "believes," "anticipates," "intends" and similar expressions.

Forward-looking statements are not guarantees of future performance. Numerous risks and uncertainties could cause or contribute to the Company's actual results, performance and achievements to be materially different from those expressed or implied by the forward-looking statements. Factors that may cause or contribute to these differences include, without limitation, changes in general economic conditions, including the duration, extent and severity of the COVID-19 pandemic, including its effect on our customers, service providers and on the economy and financial markets in general; changes in market interest rates; changes in monetary and fiscal policies of the federal government; legislative and regulatory changes; and other factors disclosed periodically in the Company's filings with the Securities and Exchange Commission.

Because of the risks and uncertainties inherent in forward-looking statements, readers are cautioned not to place undue reliance on them, whether included in this report or made elsewhere from time to time by the Company or on its behalf. Except as may be required by applicable law or regulation, the Company assumes no obligation to update any forward-looking statements.

Contact:

Tony A. Schoen, CPA

Chief Financial Officer

812-283-0724

FIRST SAVINGS FINANCIAL GROUP, INC.

CONSOLIDATED FINANCIAL HIGHLIGHTS

(Unaudited)

* All share and per share amounts have been adjusted to reflect the three-for-one stock split effective September 15, 2021.

	Three Months Ended		Years Ended
	September 30,		September 30,
OPERATING DATA:	2021	2020	2021	2020
(In thousands, except share and per share data)

Total interest income	$16,243	$15,765	$65,259	$57,699
Total interest expense	1,819	2,337	8,087	10,538

Net interest income	14,424	13,428	57,172	47,161
Provision (credit) for loan losses	8	2,772	(1,767)	7,962

Net interest income after provision (credit) for loan losses	14,416	10,656	58,939	39,199

Total noninterest income	16,495	57,024	120,436	133,351
Total noninterest expense	25,104	44,452	139,409	125,808

Income before income taxes	5,807	23,228	39,966	46,742
Income tax expense	958	7,257	9,997	12,661

Net income	4,849	15,971	29,969	34,081

Less: Net income (loss) attributable to noncontrolling interests	-	834	402	727

Net income attributable to the Company	$4,849	$15,137	$29,567	$33,354

Net income per share, basic	$0.68	$2.13	$4.16	$4.72
Weighted average shares outstanding, basic	7,111,594	7,095,651	7,107,786	7,070,040

Net income per share, diluted	$0.67	$2.13	$4.12	$4.68
Weighted average shares outstanding, diluted	7,200,357	7,112,082	7,173,733	7,127,862

Performance ratios (three-month data annualized)
Return on average assets	1.12%	3.44%	1.69%	2.27%
Return on average equity	10.92%	43.46%	17.59%	26.06%
Return on average common stockholders' equity	10.92%	41.08%	17.37%	25.46%
Net interest margin (tax equivalent basis)	3.79%	3.40%	3.67%	3.55%
Efficiency ratio	81.19%	63.10%	78.49%	69.70%

	September 30,	September 30,	Increase
FINANCIAL CONDITION DATA:	2021	2020	(Decrease)
(In thousands, except per share data)

Total assets	$1,720,506	$1,764,625	$(44,119)
Cash and cash equivalents	33,428	33,726	(298)
Investment securities	208,518	204,067	4,451
Loans held for sale	214,940	285,525	(70,585)
Gross loans (1)	1,090,237	1,107,089	(16,852)
Allowance for loan losses	14,301	17,026	(2,725)
Interest earning assets	1,540,111	1,620,831	(80,720)
Goodwill	9,848	9,848	-
Core deposit intangibles	988	1,202	(214)
Loan servicing rights	54,026	25,451	28,575
Noninterest-bearing deposits	291,039	242,673	48,366
Interest-bearing deposits (2)	936,541	805,403	131,138
Federal Home Loan Bank borrowings	250,000	310,858	(60,858)
Federal Reserve PPPLF borrowings	-	174,834	(174,834)
Total liabilities	1,540,129	1,607,060	(66,931)
Stockholders' equity, net of noncontrolling interests	180,377	157,272	23,105

Book value per share	$25.31	$22.07	$3.24
Tangible book value per share (3)	23.79	20.52	3.27

Non-performing assets:
Nonaccrual loans - SBA guaranteed	$6,748	$3,709	$3,039
Nonaccrual loans - unguaranteed	8,252	9,906	(1,654)
Total nonaccrual loans	$15,000	$13,615	$1,385
Accruing loans past due 90 days	472	-	472
Total non-performing loans	15,472	13,615	1,857
Troubled debt restructurings classified as performing loans	1,743	3,069	(1,326)
Total non-performing assets	$17,215	$16,684	$531

Asset quality ratios:
Allowance for loan losses as a percent of total gross loans	1.31%	1.54%	(0.23%)
Allowance for loan losses as a percent of total gross loans, excluding PPP loans (4)	1.38%	1.84%	(0.45%)
Allowance for loan losses as a percent of nonperforming loans	92.43%	125.05%	(32.62%)
Nonperforming loans as a percent of total gross loans	1.42%	1.23%	0.19%
Nonperforming assets as a percent of total assets	1.00%	0.95%	0.06%

(1) Includes $56.7 million and $180.6 million of PPP loans at September 30, 2021 and September 30, 2020, respectively.

(2) Includes $100.1 million and $132.1 million of brokered certificates of deposit at September 30, 2021 and September 30, 2020, respectively.

(3) See reconciliation of GAAP and Non-GAAP financial measures for additional information relating to calculation of this item.

(4) Denominator excludes PPP loans, which are fully guaranteed by the SBA.  This ratio is non-GAAP, but is believed by management to be meaningful because it provides a comparable ratio after eliminating PPP loans.

RECONCILIATION OF GAAP AND NON-GAAP FINANCIAL MEASURES (UNAUDITED):

The following non-GAAP financial measures used by the Company provide information useful to investors in understanding the Company's performance.  The Company believes the financial measures presented below are important because of their widespread use by investors as a means to evaluate capital adequacy and earnings.  The following table summarizes the non-GAAP financial measures derived from amounts reported in the

Company's consolidated financial statements and reconciles those non-GAAP financial measures with the comparable GAAP financial measures.

	September 30,	September 30,	Increase
Tangible Book Value Per Share	2021	2020	(Decrease)
(In thousands, except share and per share data)

Stockholders' equity, net of noncontrolling interests (GAAP)	$180,377	$157,272	$23,105
Less: goodwill and core deposit intangibles	(10,836)	(11,050)	214
Tangible equity (non-GAAP)	$169,541	$146,222	$109,789

Outstanding common shares	7,125,888	7,125,972	(84)

Tangible book value per share (non-GAAP)	$23.79	$20.52	$3.27

Book value per share (GAAP)	$25.31	$22.07	$3.24

SUMMARIZED FINANCIAL INFORMATION (UNAUDITED):	As of
Summarized Consolidated Balance Sheets	September 30,	June 30,	March 31,	December 31,	September 30,
(In thousands, except per share data)	2021	2021	2021	2020	2020
Total cash and cash equivalents	$33,428	$22,909	$30,837	$35,392	$33,726
Total investment securities	208,518	209,551	207,331	205,661	204,067
Total loans held for sale	214,940	277,374	207,141	357,242	285,525
Total loans, net of allowance for loan losses	1,075,936	1,065,852	1,128,348	1,114,708	1,090,063
PPP loans	56,656	100,573	159,320	178,499	180,561
Loan servicing rights	54,026	51,778	49,367	35,232	25,451
Total assets	1,720,506	1,758,628	1,750,609	1,872,911	1,764,625

Total deposits	$1,227,580	$1,127,155	$1,095,496	$1,121,320	$1,048,076
Federal Home Loan Bank borrowings	250,000	283,289	289,237	340,092	310,858
Federal Reserve PPPLF borrowings	-	107,829	128,494	172,772	174,834

Stockholders' equity, net of noncontrolling interests	$180,377	$177,735	$173,040	$165,745	$157,272
Noncontrolling interests in subsidiary	-	-	-	-	293
Total equity	180,377	177,735	173,040	165,745	157,565

Outstanding common shares	7,125,888	7,124,388	7,125,081	7,124,781	7,125,972

	Three Months Ended
Summarized Consolidated Statements of Income	September 30,	June 30,	March 31,	December 31,	September 30,
(In thousands, except per share data)	2021	2021	2021	2020	2020
Total interest income	$16,243	$16,150	$16,840	$16,026	$15,765
Total interest expense	1,819	1,921	2,060	2,287	2,337
Net interest income	14,424	14,229	14,780	13,739	13,428
Provision (credit) for loan losses	8	(2,730)	287	668	2,772
Net interest income after provision for loan losses	14,416	16,959	14,493	13,071	10,656

Total noninterest income	16,495	18,785	38,973	46,183	57,024
Total noninterest expense	25,104	30,619	39,284	44,402	44,452
Income before income taxes	5,807	5,125	14,182	14,852	23,228
Income tax expense	958	817	3,695	4,527	7,257
Net income	4,849	4,308	10,487	10,325	15,971
Less: net income attributable to noncontrolling interests	-	-	-	402	834
Net income attributable to the Company	$4,849	$4,308	$10,487	$9,923	$15,137

Net income per share, basic	$0.68	$0.61	$1.48	$1.40	$2.13
Weighted average shares outstanding, basic	7,111,594	7,109,481	7,108,926	7,101,183	7,095,651

Net income per share, diluted	$0.67	$0.60	$1.46	$1.39	$2.13
Weighted average shares outstanding, diluted	7,200,357	7,178,943	7,164,189	7,154,106	7,112,082

	Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
Consolidated Performance Ratios (Annualized)	2021	2021	2021	2020	2020
Return on average assets	1.12%	1.00%	2.34%	2.23%	3.44%
Return on average equity	10.92%	9.94%	24.97%	25.43%	43.46%
Return on average common stockholders' equity	10.92%	9.94%	24.97%	24.52%	41.08%
Net interest margin (tax equivalent basis)	3.79%	3.75%	3.69%	3.46%	3.40%
Efficiency ratio	81.19%	92.75%	73.08%	74.10%	63.10%

	As of or for the Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
Consolidated Asset Quality Ratios	2021	2021	2021	2020	2020
Nonperforming loans as a percentage of total loans	1.42%	1.15%	1.00%	1.10%	1.23%
Nonperforming assets as a percentage of total assets	1.00%	0.81%	0.78%	0.78%	0.95%
Allowance for loan losses as a percentage of total loans	1.31%	1.36%	1.52%	1.51%	1.54%
Allowance for loan losses as a percentage of nonperforming loans	92.43%	117.88%	152.72%	138.02%	125.05%
Net charge-offs to average outstanding loans	0.03%	0.00%	0.00%	0.04%	0.03%

SUMMARIZED FINANCIAL INFORMATION (UNAUDITED) (CONTINUED):	Three Months Ended
Segmented Statements of Income Information	September 30,	June 30,	March 31,	December 31,	September 30,
(In thousands, except per share data)	2021	2021	2021	2020	2020
Core Banking Segment:
Net interest income	$11,517	$11,401	$11,114	$10,861	$10,512
Provision (credit) for loan losses	(189)	(2,401)	106	702	2,232
Net interest income after provision (credit) for loan losses	11,706	13,802	11,008	10,159	8,280
Noninterest income	1,780	1,509	1,490	1,552	1,779
Noninterest expense	8,800	9,364	8,991	8,112	7,920
Income before income taxes	4,686	5,947	3,507	3,599	2,139
Income tax expense	569	792	507	570	482
Net income attributable to the Company	$4,117	$5,155	$3,000	$3,029	$1,657

SBA Lending Segment (Q2):
Net interest income (5)	$2,455	$2,510	$3,227	$2,147	$1,959
Provision (credit) for loan losses	197	(329)	181	(34)	540
Net interest income after provision (credit) for loan losses	2,258	2,839	3,046	2,181	1,419
Noninterest income	2,194	2,675	3,407	1,385	2,828
Noninterest expense	1,973	2,206	2,449	2,746	2,545
Income before income taxes	2,479	3,308	4,004	820	1,702
Income tax expense	612	790	1,005	105	217
Net income	1,867	2,518	2,999	715	1,485
Less: net income attributable to noncontrolling interests	-	-	-	402	834
Net income attributable to the Company (6)	$1,867	$2,518	$2,999	$313	$651

Mortgage Banking Segment:
Net interest income	$452	$318	$439	$731	$957
Provision for loan losses	-	-	-	-	-
Net interest income after provision for loan losses	452	318	439	731	957
Noninterest income	12,521	14,601	34,076	43,246	52,417
Noninterest expense	14,331	19,049	27,844	33,544	33,987
Income (loss) before income taxes	(1,358)	(4,130)	6,671	10,433	19,387
Income tax expense (benefit)	(223)	(765)	2,183	3,852	6,558
Net income (loss) attributable to the Company	$(1,135)	$(3,365)	$4,488	$6,581	$12,829

Net Income (Loss) Per Share by Segment
Net income per share, basic - Core Banking	$0.58	$0.73	$0.42	$0.43	$0.23
Net income per share, basic - SBA Lending (Q2) (7)	0.26	0.35	0.42	0.04	0.09
Net income (loss) per share, basic - Mortgage Banking	(0.16)	(0.47)	0.64	0.93	1.81
Total net income per share, basic (7)	$0.68	$0.61	$1.48	$1.40	$2.13

Net Income (Loss) Per Diluted Share by Segment
Net income per share, diluted - Core Banking	$0.57	$0.72	$0.42	$0.42	$0.23
Net income per share, diluted - SBA Lending (Q2) (8)	0.26	0.35	0.42	0.04	0.09
Net income (loss) per share, diluted - Mortgage Banking	(0.16)	(0.47)	0.62	0.93	1.81
Total net income per share, diluted (8)	$0.67	$0.60	$1.46	$1.39	$2.13

(5) Includes net interest income derived from PPP loans of:	$1,145	$1,220	$1,887	$928	$861

(6) Includes net income attributable to the Company derived from PPP loans (tax effected) of:	$859	$915	$1,415	$810	$751

(7) Includes basic net income per share derived from PPP loans (tax effected) of:	$0.12	$0.13	$0.20	$0.11	$0.11

(8) Includes diluted net income per share derived from PPP loans (tax effected) of:	$0.12	$0.13	$0.20	$0.11	$0.11

SUMMARIZED FINANCIAL INFORMATION (UNAUDITED) (CONTINUED):	Three Months Ended
Noninterest Expense Detail by Segment	September 30,	June 30,	March 31,	December 31,	September 30,
(In thousands)	2021	2021	2021	2020	2020
Core Banking Segment:
Compensation	$5,220	$5,039	$4,895	$4,127	$4,250
Occupancy	1,415	1,473	1,387	1,392	1,512
Advertising	268	213	248	177	225
Other	1,897	2,639	2,461	2,416	1,933
Total Noninterest Expense	$8,800	$9,364	$8,991	$8,112	$7,920

SBA Lending Segment (Q2):
Compensation	$1,602	$1,697	$1,929	$2,280	$1,939
Occupancy	83	101	129	93	116
Advertising	6	3	8	10	6
Other	282	405	383	363	484
Total Noninterest Expense	$1,973	$2,206	$2,449	$2,746	$2,545

Mortgage Banking Segment:
Compensation	$11,456	$14,594	$22,657	$27,455	$27,092
Occupancy	723	1,012	998	1,100	1,207
Advertising	588	1,133	1,796	2,124	2,011
Other	1,564	2,310	2,393	2,865	3,677
Total Noninterest Expense	$14,331	$19,049	$27,844	$33,544	$33,987

	Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
Mortgage Banking Noninterest Expense Fixed vs. Variable	2021	2021	2021	2020	2020
(In thousands)
Noninterest Expense - Fixed Expenses	$7,779	$9,764	$11,713	$13,296	$11,838
Noninterest Expense - Variable Expenses (9)	6,552	9,285	16,131	20,248	22,149
Total Noninterest Expense	$14,331	$19,049	$27,844	$33,544	$33,987

	Three Months Ended
SBA Lending (Q2) Data	September 30,	June 30,	March 31,	December 31,	September 30,
(In thousands, except percentage data)	2021	2021	2021	2020	2020
Final funded loans guaranteed portion sold, SBA	$14,894	$17,969	$29,883	$14,116	$25,623

Gross gain on sales of loans, SBA	$2,134	$2,551	$3,858	$1,698	$3,094
Weighted average gross gain on sales of loans, SBA	14.33%	14.20%	12.91%	12.03%	12.08%

Net gain on sales of loans, SBA (10)	$1,912	$2,322	$3,239	$1,267	$2,366
Weighted average net gain on sales of loans, SBA	12.84%	12.92%	10.84%	8.98%	9.23%

	Three Months Ended
Mortgage Banking Data	September 30,	June 30,	March 31,	December 31,	September 30,
(In thousands, except percentage data)	2021	2021	2021	2020	2020

Mortgage originations for sale in the secondary market	$579,458	$739,502	$1,344,873	$1,430,628	$1,526,809

Mortgage sales	$651,180	$716,425	$1,476,198	$1,349,044	$1,471,501

Gross gain on sales of loans, mortgage banking	$15,433	$11,765	$27,606	$47,224	$53,633
Weighted average gross gain on sales of loans, mortgage banking	2.37%	1.64%	1.87%	3.50%	3.64%

Mortgage banking income (11)	$12,538	$14,616	$34,095	$43,255	$52,426

(9) Variable expenses include incentive compensation and advertising expenses.

(10) Net of commissions, referral fees, SBA repair fees and discounts on unguaranteed portions held-for-investment, and inclusive of gains on servicing assets.

(11) Net of lender credits and other investor expenses, and inclusive of servicing income, loan fees, gains on mortgage servicing rights, fair value adjustments and gains (losses) on derivative instruments.

SUMMARIZED FINANCIAL INFORMATION (UNAUDITED) (CONTINUED):	Three Months Ended
Summarized Consolidated Average Balance Sheets	September 30,	June 30,	March 31,	December 31,	September 30,
(In thousands)	2021	2021	2021	2020	2020
Interest-earning assets
Average balances:
Interest-bearing deposits with banks	$63,217	$37,683	$48,035	$34,412	$58,775
Loans, excluding PPP	1,194,277	1,155,958	1,217,398	1,205,278	1,172,547
PPP loans	84,288	145,227	164,533	179,316	180,561
Investment securities - taxable	46,005	46,392	42,424	42,462	44,026
Investment securities - nontaxable	148,723	148,280	146,145	146,374	145,042
FRB and FHLB stock	19,258	19,258	19,294	17,992	17,293
Total interest-earning assets	$1,555,768	$1,552,798	$1,637,829	$1,625,834	$1,618,244

Interest income (tax equivalent basis):
Interest-bearing deposits with banks	$23	$14	$18	$18	$22
Loans, excluding PPP	13,279	13,017	13,033	13,171	12,924
PPP loans	1,219	1,347	2,031	1,085	1,019
Investment securities - taxable	421	447	432	471	483
Investment securities - nontaxable	1,482	1,496	1,487	1,508	1,507
FRB and FHLB stock	146	161	167	108	144
Total interest income (tax equivalent basis)	$16,570	$16,482	$17,168	$16,361	$16,099

Weighted average yield (tax equivalent basis, annualized):
Interest-bearing deposits with banks	0.15%	0.15%	0.15%	0.21%	0.15%
Loans, excluding PPP	4.45%	4.50%	4.28%	4.37%	4.41%
PPP loans	5.78%	3.71%	4.94%	2.42%	2.26%
Investment securities - taxable	3.66%	3.85%	4.07%	4.44%	4.39%
Investment securities - nontaxable	3.99%	4.04%	4.07%	4.12%	4.16%
FRB and FHLB stock	3.03%	3.34%	3.46%	2.40%	3.33%
Total interest-earning assets	4.26%	4.25%	4.19%	4.03%	3.98%

Interest-bearing liabilities
Average balances:
Interest-bearing deposits	$935,800	$807,342	$840,556	$811,016	$842,363
Federal Home Loan Bank borrowings	255,210	272,834	293,819	306,299	292,876
Federal Reserve PPPLF borrowings	11,937	114,453	158,354	173,701	174,835
Subordinated debt and other borrowings	19,853	19,836	19,786	19,803	19,786
Total interest-bearing liabilities	$1,222,800	$1,214,465	$1,312,515	$1,310,819	$1,329,860

Interest expense:
Interest-bearing deposits	$765	$723	$771	$936	$974
Federal Home Loan Bank borrowings	725	780	833	861	853
Federal Reserve PPPLF borrowings	12	98	137	153	154
Subordinated debt and other borrowings	319	320	319	337	356
Total interest expense	$1,821	$1,921	$2,060	$2,287	$2,337

Weighted average cost (annualized):
Interest-bearing deposits	0.33%	0.36%	0.37%	0.46%	0.46%
Federal Home Loan Bank borrowings	1.14%	1.14%	1.13%	1.12%	1.16%
Federal Reserve PPPLF borrowings	0.40%	0.34%	0.35%	0.35%	0.35%
Subordinated debt and other borrowings	6.43%	6.45%	6.45%	6.81%	7.20%
Total interest-bearing liabilities	0.60%	0.63%	0.63%	0.70%	0.70%

Interest rate spread (tax equivalent basis, annualized)	3.66%	3.62%	3.56%	3.33%	3.28%

Net interest margin (tax equivalent basis, annualized)	3.79%	3.75%	3.69%	3.46%	3.40%

Net interest margin, excluding PPP and PPPLF (non-GAAP), (tax equivalent basis, annualized)	3.68%	3.78%	3.59%	3.63%	3.59%